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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statements on Form S-8 Nos. 33-48706 and 333-31717 pertaining to the CytRx Corporation 401(k) Profit Sharing Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, and No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, and 333-48837 of
CytRx Corporation and in the related prospectuses of our report dated
March 15, 2000, with respect to the consolidated financial statements and schedule of CytRx Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                       /s/  ERNST & YOUNG LLP


Atlanta, Georgia
March 28, 2000